Exhibit 99.1

                       Management and Board News at Escala


    NEW YORK--(BUSINESS WIRE)--Dec. 15, 2006--Escala Group (NASDAQ:ESCL) today announced that Greg Manning, First Vice Chairman of the Board, and President of the North American and Asian Philatelic Auction Division, will leave his role as president of the division, effective December 15, 2006, and will resign as a member of Escala's Board of Directors as of the same date. Mr. Manning has been active in the philatelic field for over 48 years, and in addition to consulting for the company, has other interests that he will now pursue.

    Laurence Gibson, COO of the North American and Asian Philatelic Auction Division, will continue as head of the division. Greg Manning stated, "Our North American and Asian Philatelic Auction Division companies have conducted numerous highly successful stamp auctions over the past year, and I believe that this trend will continue under the able leadership of Larry Gibson, who has a full slate of auctions planned for the winter and spring sales." Mr. Manning continued, "I have greatly enjoyed my many years at Escala Group, and I now look forward to having the time and ability to pursue other opportunities."

    The executive management team managing Escala Group, consisting of Matthew Walsh, President, CFO and acting CEO, Greg Roberts, President of the Numismatics and Precious Metals Trading Divisions, and Carol Meltzer, Executive Vice President, added, "On behalf of the Board of Escala and our Group Companies, we would like to acknowledge Greg Manning's long-standing service to the Company. During his tenure, Escala has become a multi-category collectibles company which is now poised for growth. The current management and employees of Escala are committed to pursuing our goals of growing shareholder value as well as continuing our mission to grow the company within our core collectibles groups."

    About Escala Group, Inc.

    Escala Group is a consolidated global collectibles network. The Company is a leading auctioneer of stamps, coins, arms, armor and militaria, and other memorabilia, targeting both collectors and dealers. Escala is also a merchant/dealer of certain collectibles and trader of precious metals. The Company's collectibles offerings span the modest to ultra high-end price spectrum. Escala conducts its operations in two business segments: collectibles and trading.

    Escala's Group Companies focused on philately are Greg Manning Auctions, Ivy & Manning Philatelic Auctions, H.R. Harmer, and Nutmeg Stamp Sales, all of North America; Corinphila Auktionen of Zurich, Switzerland and the Kohler group of auction companies of Berlin and Wiesbaden, Germany from our European division; and John Bull Stamp Auctions, Ltd, the oldest philatelic auction house in Hong Kong in our Asia division. Escala's Group Companies in its numismatics division include Teletrade, Bowers and Merena Auctions, North American Certified Trading, and Spectrum Numismatics International, one of the largest wholesalers of rare coins in the U.S. Greg Martin Auctions is in the Company's art and antiques division.

    The trading activities of Escala Group are conducted through A-Mark Precious Metals, one of the largest private sellers of bullion coins and bullion gold, silver and platinum to the wholesale marketplace.

    SAFE HARBOR STATEMENT

    Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Factors that may cause such differences include changes in market conditions, changes in economic environment, competitive factors and the other factors discussed in the "forward-looking information" or "risk factors" sections included in Escala Group's filings with the Securities and Exchange Commission, including Escala Group's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, prospectuses and other documents that Escala Group has filed with the Commission. In particular, any statement related to Escala Group's expected revenues or earnings or Escala Group's being well positioned for future profitability and growth are forward-looking statements.

    In addition, the Company faces substantial uncertainty as a result of recent events surrounding Afinsa. In particular, readers should note the following: (1) Since May 9, 2006, Afinsa and certain of its executives have been the subject of a criminal investigation in Spain. While the Company has not been notified that neither it nor any of its current directors, officers or employees is a target of this inquiry, there can be no assurance that the Company or such persons will not be named in the future. (2) In addition to the Audit Committee inquiry, on or about June 5, 2006, the Company received notification of a formal order of investigation from the SEC. Although the order is not confined to a particular subject matter, the Company believes that the matters being investigated relate primarily to Company's transactions with Afinsa. The SEC inquiry is continuing, and the outcome cannot be determined at this time. (3) Afinsa is currently involved in insolvency proceedings before a commercial court in Madrid. The court has appointed three trustees to oversee the operations of Afinsa. The effect of this action on the Company, approximately 67% of whose stock is owned collectively by Afinsa and its wholly owned subsidiary, Auctentia, S.L., cannot be determined at this time. (4) Central de Compras Coleccionables S.L., the Company's Spanish subsidiary, is the subject of separate customs and tax inspections in Spain. The outcome of these proceedings cannot be determined at this time. (5) As a result of the events of May 9, 2006, Escala and certain of its officers and directors have been named in eight putative class action lawsuits (now consolidated) and two derivative lawsuits (now consolidated) relating to the Company's affiliation and dealings with Afinsa. The outcome of these lawsuits cannot be determined at this time. (6) The Company is expected to incur significant expenses in connection with the SEC and Audit Committee inquiries and the class actions and derivative lawsuits. (7) The Company faces substantial business and financial risks and uncertainties as a result of the loss of Afinsa as its major customer. (8) As a result of the failure to file its 10-K for the year ended June 30, 2006 and its 10-Q for the quarter ended September 30, 2006, the Company is not in compliance with the continued listing requirements of the Nasdaq Stock Market and has received delisting determination letters from Nasdaq. A hearing was held before the Nasdaq Hearing Panel on November 16, 2006, at which time the Company requested a conditional extension to remain listed on the Nasdaq Stock Market. There can be no assurance that the Panel will grant the Company's request for an extension or, if an extension is granted by the Panel, that the Company will be able to file its requisite reports by such date. If the Company is not granted an extension of time to file its reports, or fails to file its reports prior to any additional deadline, the Company's securities would be subject to delisting.

    The words "should," "believe," "estimate," "expect," "intend," "anticipate," "foresee," "plan" and similar expressions and variations thereof identify certain of such forward- looking statements, which speak only as of the dates on which they were made. Additionally, any statements related to future improved performance and estimates of revenues and earnings per share are forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.



    CONTACT: Escala Group
             Perry Hall, 212-421-9400
             Senior Vice President, Corporate & Brand Communications phall@escalgroup.com